Exhibit (11)

December 16, 2022

Nuveen Municipal Credit Income Fund

333 West Wacker Drive

Chicago, Illinois 60606

RE: Nuveen Municipal Credit Income Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Municipal Credit Income Fund, a Massachusetts business trust (the “Acquiring Fund”), in connection with the pre-effective amendment to the Acquiring Fund’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about December 16, 2022 (the “Registration Statement”), with respect to the Acquiring Fund’s common shares of beneficial interest, $.01 par value per share (the “Acquiring Fund Shares”), to be issued in exchange for the common shares of beneficial interests of Nuveen Georgia Quality Municipal Income Fund and Nuveen Ohio Quality Municipal Income Fund, each, a Massachusetts business trust (each, a “Target Fund”) in connection with the merger of each Target Fund with and into NMCIF Merger Sub, LLC, a Massachusetts limited liability company and a subsidiary of the Acquiring Fund (the “Merger Sub”) as described in the Registration Statement (each, a Merger and collectively, the “Mergers”). You have requested that we deliver this opinion to you in connection with the Acquiring Fund’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

(b) copies of the Acquiring Fund’s Declaration of Trust, dated March 21, 2001, and copies of the amendment thereto dated as of February 17, 2010 and the name change amendments effective as of April 11, 2016 and December 28, 2016, each as on file with the office of the Secretary of the Commonwealth of Massachusetts (as so amended, the “Declaration”);

Morgan, Lewis & Bockius LLP
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Nuveen Municipal Credit Income Fund

December 16, 2022

(c) copies of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 1 Variable Rate Demand Preferred Shares, as filed with the office of the Secretary of the Commonwealth of Massachusetts on April 7, 2016; the Notice of Special Rate Period, as filed with the office of the Secretary of the Commonwealth of Massachusetts on November 8, 2017; the Notice of Special Rate Period, as filed with the office of the Secretary of the Commonwealth of Massachusetts on November 7, 2018, as modified by Amendment No. 1 to the Notice of Special Rate Period, as filed with the office of the Secretary of the Commonwealth of Massachusetts on November 16, 2020;

(d) copies of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 2 Variable Rate Demand Preferred Shares, as filed with the office of the Secretary of the Commonwealth of Massachusetts on April 7, 2016; the Notice of Special Rate Period, as filed with the office of the Secretary of the Commonwealth of Massachusetts on November 9, 2017; and the Notice of Special Rate Period, as filed with the office of the Secretary of the Commonwealth of Massachusetts on November 7, 2018;

(e) copies of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 3 Variable Rate Demand Preferred Shares, as filed with the office of the Secretary of the Commonwealth of Massachusetts on April 7, 2016, as modified by Amendment No. 1 thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on March 19, 2021 and Amendment No. 2 thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on December 23, 2021;

(f) copies of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series A MuniFund Preferred Shares and the Supplement attached as Appendix A thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on May 12, 2017; the Supplement, as filed with the office of the Secretary of the Commonwealth of Massachusetts on May 9, 2018, as modified by Amendment No. 1 to the Supplement, as filed with the office of the Secretary of the Commonwealth of Massachusetts on May 7, 2019, Amendment No. 2 to the Supplement, as filed with the office of the Secretary of the Commonwealth of Massachusetts on May 5, 2020, Amendment No. 3 to the Supplement, as filed with the office of the Secretary of the Commonwealth of Massachusetts on May 4, 2021, and Amendment No. 4 to the Supplement, as filed with the office of the Secretary of the Commonwealth of Massachusetts on May 4, 2022;

(g) copies of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series B MuniFund Preferred Shares and the Supplement attached as Appendix A thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on February 16, 2018, as modified by Amendment No. 1 thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on April 30, 2021;

Nuveen Municipal Credit Income Fund

December 16, 2022

(h) copies of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series C MuniFund Preferred Shares and the Supplement attached as Appendix A thereto, as filed with the Secretary of the Commonwealth of Massachusetts on June 27, 2018, as modified by Amendment No. 1 to the Supplement as filed with the Office of the Secretary of the Commonwealth of Massachusetts on June 26, 2019; the Supplement as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 24, 2020, as modified by Amendment No. 1 thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on August 31, 2021;

(i) a certificate executed by the Secretary of the Acquiring Fund, certifying as to the Declaration, the Acquiring Fund’s By-Laws as currently in effect (the “By-Laws”), certain resolutions adopted by the Acquiring Fund’s Board of Trustees at a meeting held on November 15-17, 2022 (the “Resolutions”) and to certain other matters;

(j) a printer’s proof of the Registration Statement received on December 14, 2022; and

(k) a copy of the Agreement and Plan of Merger to be entered into by the Acquiring Fund, each Target Fund and Merger Sub providing for (a) the merger of each Target Fund with and into the Merger Sub pursuant to which Target Fund shares will be converted into Acquiring Fund Shares and (b) the dissolution, liquidation and termination of the Merger Sub, in the form included as Appendix A to the Joint Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (j) above (the “Agreement and Plan”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (j) above; (ii) the number of Acquiring Fund Shares to be issued will not exceed the amount of such Shares needed to consummate each completed Merger; (iii) the Acquiring Fund and each Target Fund participating in a Merger will have taken all actions necessary under its charter and Massachusetts law to authorize the Merger, including the vote of its shareholders as set forth in the Registration Statement; (iv) the Merger Sub will have taken all actions necessary under its Certificate of Organization, Limited Liability Company Agreement and Massachusetts law to authorize the execution and delivery of the Agreement and Plan; (v) the Agreement and Plan will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (k) above; (vi) each Target Fund participating in a Merger and the Merger Sub will have made any filings required under applicable state law in connection with its Merger; (vii) any other consents or approvals required for a completed Merger will have been received; (viii) the Declaration, the By-

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December 16, 2022

Laws, the Resolutions, and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Shares; (ix) any other conditions, consents or approvals required for a completed Merger will have been met or received; and (x) there will not have been any changes in applicable law or any other facts or circumstances relating to the Mergers as of the date of the issuance of such Acquiring Fund Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Fund’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Acquiring Fund with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the combined Joint Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP